UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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WESTWATER RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

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Westwater Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112 www.westwaterresources.net

ADDITIONAL INFORMATION REGARDING 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

Glass Lewis Recommends Stockholders Vote “FOR” the Director Nominees and All Proposals

Stockholders Must Request Admission Ticket to Attend Annual Meeting

To the Stockholders of Westwater Resources, Inc.:

Westwater Resources, Inc. (the “Company”) is pleased to announce that Glass Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, has recommended the Company’s stockholders vote “FOR” all five of the Company’s director nominees and “FOR” all of the other proposals at the Company’s upcoming 2020 Annual Meeting of Stockholders (the “Annual Meeting”), including advisory approval of the Company’s executive compensation, approval of the issuance of shares to Lincoln Park Capital Fund, and approval of additional shares under the Company’s 2013 Omnibus Incentive Plan. We believe that we have the right Board and strategy in place to drive long-term value creation for all Company stockholders, and we are pleased that Glass Lewis recommends that stockholders support our proposals at the Annual Meeting.

In addition, due to the public health impact of the coronavirus (COVID-19) and to support the health and well-being of our stockholders, directors, officers, employees, partners and communities we are issuing the following additional information to advise that the Company is changing the process for gaining admission to the Annual Meeting.

We are still planning to hold the Annual Meeting in person at our headquarters, located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112 on Tuesday, April 28, 2020. However, COVID-19 continues to spread around the world and throughout the United States, including Colorado.  The health and safety of our stockholders, officers, and employees are of paramount concern to our Board of Directors and management. To minimize the risk to any attendee at our Annual Meeting, including stockholders, we strongly encourage all stockholders to vote their shares in advance, over the telephone or over the Internet, rather than attend the Annual Meeting in person.  This approach is consistent with stay-at-home orders issued in Colorado and the metropolitan areas including and surrounding Denver.

In order to properly plan for social distancing at the Annual Meeting, any stockholder intending to attend the Annual Meeting in person must pre-register and obtain an admission ticket. We are adding this requirement to permit us to plan ahead regarding the number of attendees and to implement sufficient safety measures at the Annual Meeting, although we recommend that stockholders vote by proxy rather than attend the Annual Meeting in person. Please present the admission ticket and a valid, government-issued photo identification at the entrance of our headquarters in order to attend the Annual Meeting. Any person without an admission ticket will not be admitted to the Annual Meeting. All hand-carried items are subject to inspection and will be screened at the door.

In order to obtain an admission ticket, please contact our Corporate Secretary by sending the request to 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, or to info@westwaterresources,net no later than Tuesday, April 21, 2020. If you are a stockholder of record, please provide your name and mailing address on your request. If you are a stockholder who holds shares in “street name,” please provide your name and mailing address and evidence of your stock ownership as of the record date. A copy of your brokerage or bank statement will suffice as evidence of ownership, or you can obtain a letter from your broker or bank. Following your request, an admission ticket will be mailed to you.

By Order of the Board of Directors,

/s/ JOHN W. LAWRENCE John W. Lawrence, Secretary

Centennial, Colorado

April 9, 2020